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                                  EXHIBIT 4.3

                          GEORGIA-PACIFIC CORPORATION
                        1994 EMPLOYEE STOCK OPTION PLAN
                         (As Adopted February 2, 1994)




1.             PURPOSE:

               The purpose of this Plan is to provide an incentive to certain key employees of Georgia-Pacific Corporation (the "Corporation") and its subsidiaries (hereinafter defined) to continue in their employment and also to afford them the opportunity to acquire, or enlarge their, stock ownership in the Corporation in order that they may have a direct interest in its success.

2.             ADMINISTRATION:

               The Plan shall be administered in all respects by a committee appointed by the Board of Directors of the Corporation, known as the "Stock Option Plan and Management Compensation Committee" (the "Committee") or its delegate. The Committee shall consist of not less than three members of the Corporation's Board of Directors. As of the time that the Committee grants options and exercises its discretion in administering the Plan, none of the members of the Committee shall be, or within one year prior thereto shall have been, eligible for selection as a person who may participate in the Plan. The Committee shall report periodically to the Board of Directors with respect to actions taken by the Committee or other Plan Administrator relating to administration of the Plan.

               The Chairman may act on the Committee's behalf as the Plan Administrator of this Plan. The Chairman may also designate one or more individuals or entities (which may include the Corporation) to assist him in such administration. Such agents shall serve at the pleasure of the Chairman and the Committee and shall have the same authority with respect to the Plan's administration as the Committee; provided, however, that notwithstanding anything in this Section 2 to the contrary, the Committee may not delegate its authority to select the optionees and determine the number of shares of Common Stock (as defined in Section 4) which will be granted to each optionee under this Plan or to approve the form of the option agreement to be used in conjunction with this Plan as provided in Section 6.

               Decisions and determinations by the Plan Administrator shall be final and binding upon all parties, including the Corporation, shareholders, optionees and other employees. The Plan Administrator shall have the authority to interpret the Plan, to adopt and revise rules and regulations relating to the Plan and to make any other determinations which it believes necessary or advisable for the administration of the Plan. No member of the Committee or the Committee's delegate shall be liable to any person for any action taken or omitted in connection with the





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interpretation and administration of this Plan unless attributable to the member's or delegate's own willful misconduct or lack of good faith, except to the extent otherwise provided by law.

3.             ELIGIBILITY:

               The individuals who shall be eligible to participate in the Plan shall be such key employees of the Corporation or of any corporation in which the Corporation owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock (such a corporation being hereinafter called a "Subsidiary") as the Committee shall determine from time to time, provided, however, that no employee may receive a grant under this Plan if, at the time the grant would be effective, he is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and such rules and regulations as may be promulgated thereunder (all as amended from time to time), is an officer of the Corporation or is a participant in the Georgia-Pacific Corporation 1990 Long-Term Incentive Plan or any similar plan (provided that the period initially established under such plan during which awards may be made has not expired).

4.             STOCK:

               The stock subject to the options and other provisions of the Plan shall be shares of the Corporation's authorized but unissued or reacquired common stock ("Common Stock"). The stock shall be registered in compliance with the applicable Federal laws or regulations relating to the sale of securities. The total number of shares of Common Stock of the Corporation on which options may be granted shall not exceed in the aggregate 1,000,000; provided, that such aggregate number of shares shall be subject to adjustment in accordance with the provisions of Section 6(g) hereof.

               In the event that any outstanding option under the Plan shall for any reason expire or terminate prior to the end of the period during which options may be granted under the Plan, the shares of Common Stock allocable to the unexercised portion of such option may again be subjected to option under the Plan.

5.             GRANTS:

               The Committee, upon management recommendation, shall select the optionees and determine the specific grant to each optionee and shall insure that an option agreement as approved by the Committee pursuant to Section 6 is prepared and executed by each optionee and the Corporation. If an optionee receives a grant while on authorized leave of absence, such grant shall not become effective until the optionee returns to active employment with the Corporation or a Subsidiary, but options subject to an effective grant may become exercisable and may be exercised during such a leave of absence.





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6.             TERMS AND CONDITIONS OF OPTIONS:

               Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall, from time to time, approve. Such agreements shall comply with and be subject to the following terms and conditions:

               (a)      Medium and Time of Payment:

                        The Committee, in its discretion, may specify
               in the agreements that the option price shall be payable upon the exercise of the option either (i) in United States dollars in cash or by certified check, bank draft or postal or express money order payable to the order of the Corporation, or (ii) with the approval of the Committee, in shares of Common Stock of the Corporation having at the time the option is exercised a fair market value equal to the purchase price of the shares acquired pursuant to the exercise of the option, or (iii) a combination thereof. "Fair market value" as used in this Section 6(a) shall mean the mean between the high and low sales prices of the Common Stock of the Corporation on the day preceding the date of the exercise as reported in the record of Composite Transactions for New York Stock Exchange listed securities and printed in The Wall Street Journal or, if no sale of stock shall have been made on that date, on the next preceding day on which there was a sale of the stock.

               (b)      Number of Shares:

                        The option shall state the total number of
               shares to which it pertains.

               (c)      Option Price:

                        The option shall state an option price, which
               shall be the mean between the high and low sales prices of the Common Stock of the Corporation on the date of the grant (which will be the date the Committee approves the grant; the "Date of Grant") as reported in the record of Composite Transactions for New York Stock Exchange listed securities and printed in The Wall Street Journal or, if no sale of stock shall have been made on that date, on the next preceding day on which there was a sale of the stock.

               (d)      Term of Options:

                        Each option granted under the Plan shall state
               the date of its expiration which shall be not more than 10 years from the Date of Grant. Any extended expiration period for terminated optionees, retirees or disabled optionees provided in accordance with Section 6(f) shall be subject to the overall limitation that no such extension may continue beyond the expiration date stated in the affected option agreements.





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               (e)      Date of Exercise:

                        The Committee may in its discretion provide that an
               option may not be exercised in whole or in part for any period of time specified by the Committee. Except as may be so provided, any option may be exercised in whole at any time or in part from time to time during its term, subject to the provisions of Section 6(f).

               (f)      Termination of Employment:

                                In the event that an optionee's employment by
               the Corporation shall terminate (whether voluntarily or involuntarily) for reasons other than retirement, death or disability, his option shall terminate 90 days after optionee's last day worked and the optionee shall have the right, with respect to any shares available for purchase at the date of such termination of employment, subject to the provisions of Section 6(d) and (e) hereof, to exercise his option at any time within such 90 days; provided, however, that if any termination of employment is due to retirement, the optionee shall have the right, subject to the provisions of Sections 6(d) and (e) hereof, to exercise his option at any time within 36 months after such retirement; and provided, further, that if the employee shall die or become permanently disabled while in the employ of the Corporation during such period of continuous employment by the Corporation, such deceased employee's estate, personal representative or beneficiary or such disabled employee shall have the right, subject to the provisions of Section 6(d) and (e) hereof, to exercise his option at any time within 36 months from the date of his death or the date such disabled employee become permanently disabled, as the case may be. Whether a termination of employment is considered to be a retirement, whether an optionee is deemed to be permanently disabled, and whether an authorized leave of absence or absence on military or government service shall constitute a termination of employment for the purposes of the Plan, shall be determined by the Plan Administrator, which determination shall be final and conclusive.

                                An optionee's employment by the Corporation
               shall be deemed to continue during such periods as he is employed by a corporation which is a Subsidiary both (i) at the time the optionee's option is granted and (ii) throughout the period of the optionee's employment by such corporation. If while the optionee is employed by a Subsidiary such Subsidiary shall cease to be a Subsidiary and the optionee is not thereupon transferred to and employed by the Corporation or another Subsidiary, the date that the optionee's employer ceases to be a Subsidiary shall be deemed to be optionee's date of termination, and the option shall terminate 90 days or 36 months (as the case may be) after such date, and such employee shall have the right with respect to any shares available for purchase on the date of such termination of employment to exercise his option at any time within such 90 days or 36 months, provided, however, that the 90-day or 36-month extension periods are subject in all events to the provisions of Sections 6(d) and (e).





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                        Notwithstanding anything in this Plan to the contrary,
               all options granted hereunder, to the extent not already exercised, to an optionee who is terminated for Just Cause shall terminate as of the optionee's date of termination. For purposes of this Plan, "Just Cause" shall mean any of the following: (i) the willful and continued failure of an optionee to perform satisfactorily the duties consistent with his title and position reasonably required of him by the Board or supervising management (other than by reason of incapacity due to physical or mental illness); (ii) the commission by an optionee of a felony, or the perpetration by an optionee of a dishonest act or common law fraud against the Corporation or any of its Subsidiaries; or (iii) any other willful act or omission which is injurious to the financial condition or business reputation of the Corporation or any of its Subsidiaries.

               (g)      Recapitalization:

                        The aggregate number of shares of Common Stock on which
               options may be granted hereunder, the maximum number of shares thereof which may be optioned to an employee hereunder, the number of shares thereof covered by each outstanding option, and the price per share thereof in each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation since the date of grant resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation.

                        Subject to any required action by the stockholders, if
               the Corporation shall be the surviving corporation in any merger or consolidation, any option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled upon the completion of such merger or consolidation.

                        In the event of a change in the Corporation's presently
               authorized Common Stock, which change is limited to a change of all its presently authorized shares with par value into the same number of shares with a different par value or into the same number of shares without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Plan.

               (h)      Assignability:

                        No option or the right to a cash bonus under Section 13
               shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by him or her or by his or her legal guardian or representative.





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               (i)      Employee's Agreement:

                        No optionee's agreement shall constitute an agreement
               (1) of the optionee to remain in the employ of and to render his or her services to the Corporation or a Subsidiary or (2) of the Corporation or its Subsidiaries to continue to employ such optionee, and the Corporation or Subsidiary may terminate an employee at any time with or without cause. An employee whose employment is terminated or who resigns shall only be eligible to exercise his option with respect to the number of shares that have then become available for purchase by him or her pursuant to his or her option at the time of termination of employment in accordance with Section 6(f) hereof.

               (j)      Rights as a Stockholder:

                        An optionee shall have no rights as a stockholder with
               respect to shares covered by his option until the date of the issuance or transfer of the shares to him and only after such shares are fully paid. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance or transfer.

               (k)      Cash Bonuses:

                        Except as provided in Section 13, no cash bonuses may be
               granted with respect to an option granted under the Plan.

               (l)      Surrender of Options

                        Except as provided in Section 13, no option agreement
               may provide that in lieu of the exercise of the option, or any portion thereof, the optionee may surrender his option, or any portion thereof, to the Corporation.

               (m)      Other Provisions:

                        The option agreements shall contain such other
               provisions as the Committee shall deem advisable.

7.             OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER
               CORPORATIONS:

               Options may be granted by the Committee under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Corporation or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Corporation or a Subsidiary, or the acquisition by the Corporation or a Subsidiary of the assets of the employing corporation, or the acquisition by the Corporation or a Subsidiary of stock of the employing corporation as the result of which it





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becomes a Subsidiary.  The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in Section 6 of this Plan to such extent as the Committee at the time of grant may deem appropriate.

8.             TERM OF PLAN:

               No stock option shall be granted pursuant to the Plan after the date of adoption of a successor plan.

9.             AMENDMENT OF THE PLAN:

               The Board of Directors of the Corporation may from time to time alter, amend, suspend or discontinue the Plan with respect to any shares as to which options have not been granted.

10.            APPLICATION OF PROCEEDS:

               Any proceeds received by the Corporation from the sale of Common Stock pursuant to options shall be available for general corporate purposes.

11.            NO OBLIGATION TO EXERCISE OPTION:

               The granting of an option shall impose no obligation upon the optionee to exercise the same in whole or in part.

12. ACCELERATION OF EXERCISE OF OPTIONS IN THE EVENT OF A MERGER, SALE OF ASSETS OR CHANGE IN CONTROL:

               Notwithstanding any other provision of this Plan to the contrary:

                      (a) In the event of a merger in which the Corporation is not the survivor or a sale of substantially all of the assets of the Corporation, an optionee shall have the right, commencing 30 days prior to the effective date of such merger or sale of assets, to exercise immediately on a fully-vested basis each then outstanding option which was granted to him, regardless of any exercise restriction imposed pursuant to Section 6(e) of this Plan, and

                      (b) In the event of a Change in Control of the Corporation, an optionee shall have the right, immediately after such Change in Control and until such time as the option would otherwise expire pursuant to the terms of the option agreement, to exercise on a fully-vested basis each then outstanding option which was granted to him, regardless of any exercise restriction imposed pursuant to Section 6(e) of this Plan.





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               As used in this Plan, a Change in Control shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision thereto, whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, a Change in Control shall be deemed to have occurred if (i) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding securities entitled to vote in the election of directors of the Corporation; or (ii) during any period of two (2) consecutive years (not including any period prior to the adoption of this Plan), individuals who at the beginning of such period constituted the Board of Directors and any new directors, whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least three quarters (3/4) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; provided, further, that a change in control shall not be deemed to be a Change in Control for purposes of this Plan if the Board of Directors has approved such change in control prior to either (i) the occurrence of any of the events described in the foregoing clauses (A) and (B) or (ii) the commencement by any person other than the Corporation of a tender offer for the Common Stock not approved by the Board of Directors prior to such commencement.

13. OPTIONAL SETTLEMENT METHOD AND CASH BONUSES IN THE EVENT OF A CHANGE IN CONTROL:

               Notwithstanding any other provision of the Plan to the contrary, in the event that a Change in Control (as defined in Section 12 above) shall occur:

                               (a) each optionee shall have the right to elect to receive from the Corporation an amount in cash, in a lump sum, for each share of Common Stock covered by the optionee's options, equal to the difference between the then current exercise price of such option and the greater of: (i) the highest price per share paid for the purchase of Common Stock in connection with the Change in Control, and (ii) the highest closing price per share paid for the purchase of Common Stock on the principal exchange on which the Common Stock is listed, or if the Common Stock is not listed, on the NASD automatic quotation system, during the 90-day period immediately preceding the effective date of the Change in Control. The optionee may elect to receive such cash payment only during the 30-day period commencing upon the effective date of the Change in Control and such election shall be effective with respect to all then outstanding options which were granted under this Plan. Upon an election to receive such cash payment, the option to which such cash payment relates shall no longer be exercisable.





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                                        (b)       The Committee may, in its
                        sole discretion, grant cash bonuses with respect to the optional lump sum settlements described in this Section 13 to optionees on such bases and payable at such times as the Committee shall determine. A cash bonus under this Section 13 may be granted (if at all) concurrently with or after the grant of the option. The Committee may cancel or place a limit on the term or amount of any cash bonus at any time and shall determine all other terms and provisions of any cash bonus award.